Exhibit 10.20b

CONFIDENTIAL

First Amendment to Consulting Agreement

This First Amendment, effective as of June 3, 2015 (the “Amendment”) is made to the Consulting Agreement dated June 4, 2014, as amended (the “Agreement”) by and between Stereotaxis, Inc., a Delaware corporation (hereinafter “Stereotaxis”) with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 and Eric N. Prystowsky, M.D. (hereinafter “Consultant”).

WHEREAS, Consultant and Stereotaxis wish to amend the Agreement to extend the term of the Agreement for a period of one year;

NOW, THEREFORE, Stereotaxis and Consultant hereby agree as follows:

1.	The Term of the Agreement is hereby extended for a period of one year from the effective date of this Amendment, up to and including June 2, 2016.

Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

DW.5-4-15	Page 1 of 2

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above. This Amendment may be executed in counterparts, by facsimile transmission or by e-mail delivery of a “.pdf” format data file, each of which shall constitute an original and all of which together shall constitute one instrument.

STEREOTAXIS, INC.

BY:	/s/ Karen W. Duros
Name:	Karen W. Duros
Title:	Sr. VP & General Counsel
Compliance Officer
DATE:	May 4, 2015

CONSULTANT:

SIGNED:	/s/ Eric N. Prystowsky, M.D.
Name:	Eric N. Prystowsky, M.D.
DATE:	May 5, 2015

DW.5-4-15	Page 2 of 2